UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2007

WII COMPONENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-115490	73-1662631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Lincoln Avenue SE

St. Cloud, Minnesota 56304

(Address of Principal executive offices, including  Zip Code)

(320) 252-1503

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

New Senior Credit Facility.

General.  On January 9, 2007 (the “Closing Date”), WII Components, Inc. (the “Company”) entered into a new senior credit facility (the “New Senior Credit Facility”), with Credit Suisse, Cayman Islands Branch, which provides for (i) a senior secured first lien term loan facility in an aggregate principal amount of $150,000,000 (the “First Lien Term Facility”) and (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of $25,000,000 (the “Revolving Facility” and, together with the First Lien Term Facility, the “First Lien Facilities”), of which $10,000,000 is available through a subfacility in the form of letters of credit.  Subject to certain conditions, the First Lien Term Facility may be increased up to $30,000,000, during the life of the First Lien Term Facility at the request of the Company with the consent from those lenders that agree to participate in such increase.  Borrowings of $10,000,000 were incurred under the First Lien Term Facility on the Closing Date to refinance the Company’s then outstanding bank borrowings and provide working capital.

Availability.  Loans under the First Lien Term Facility are available on no more than three occasions within a specified period of time from the Closing Date.  Amounts borrowed under the First Lien Term Facility that are repaid or prepaid may not be reborrowed.

Loans under the Revolving Facility may be incurred up to an aggregate principal amount of $12,500,000 after the Closing Date and until the earlier of (i) the final maturity date of the Revolving Facility or (ii) the date the Company’s existing 10% Senior Notes due 2012 (the “Existing Notes”) are repaid, after which loans up to an aggregate principal amount of $25,000,000 may be incurred.  Amounts repaid under the Revolving Facility may be reborrowed.

Interest Rates.  The interest rates under the First Lien Facilities are, at the Company’s option, either  Adjusted LIBOR or Alternative Base Rate, plus in each case, an applicable margin based on the Company’s corporate rating by Moody’s and S&P (each as defined below).  The applicable margin will be adjusted quarterly based on the Company’s ratio of Consolidated Total Debt to Consolidated EBITDA.  Alternative Base Rate is the higher of the Agent’s Prime Rate and the Federal Funds Effective Rate plus 0.5%.

Amortization and Maturity.  The First Lien Term Facility will mature on the date that is 6 years after the Closing Date, and will amortize in equal quarterly installments of $375,000 with the balance payable on the maturity date of the First Lien Term Facility; provided, however, that no amortization payments shall be required under the First Lien Term Facility until all the Existing Notes shall have been redeemed, repurchased, retired or defeased (or a majority of the Existing Notes have been purchased pursuant to a debt tender offer) or such amortization shall otherwise be permitted under the terms of the Existing Notes. The Revolving Facility will mature and the commitments thereunder will terminate on the date that is 6 years after the Closing Date.

Guarantees.  All obligations of the Company under the New Senior Credit Facility are unconditionally guaranteed by WII Holding, Inc. (“Parent”), the Company’s parent company, and by each existing and subsequently acquired or organized domestic and, to the extent no adverse tax consequences to the Company could reasonably be expected to result therefrom, foreign subsidiary of Parent (the “Subsidiary Guarantors”).

Security.  The obligations of the Company and the Subsidiary Guarantors are secured by substantially all the assets of Parent, the Company and each Subsidiary Guarantor, whether owned on the Closing Date or thereafter acquired (the “Collateral”), including but not limited to:  (a) a perfected first-priority pledge of all the equity interests in the Company, (b) a perfected first-priority pledge of all the equity interests held by Parent, the Company or any Subsidiary Guarantor (which pledge, in the case of any foreign subsidiary, shall be limited to 100% of the non-voting equity interests (if any) and 65% of the voting equity interests in such foreign subsidiary to the extent the pledge of any greater percentage could reasonably be expected to result in adverse tax consequences to the Company) and (c) perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of the Company and each Subsidiary Guarantor (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property, cash, deposit and securities accounts, commercial tort claims, letter of credit rights, intercompany notes and proceeds of the foregoing).  The collateral agreement provides that the Existing Notes will be secured on an equal and ratable basis with the First Lien Facilities to the extent required under the terms of the Indenture (as defined in Item 2.04) governing the Existing Notes.

Representations and Warranties.  The New Senior Credit Facility contains customary representation and warranties, including, without limitation, corporate status; legal, valid and binding documentation; no consents; accuracy of financial statements, confidential information memorandum and other information; no material adverse change with respect to each funding under the Revolving Facility and no Company Material Adverse Effect with respect to each subsequent funding of the First Lien Term Facility; absence of undisclosed liabilities, litigation and investigations; no violation of agreements or instruments; compliance with laws, payment of taxes; ownership of properties; inapplicability of the Investment Company Act; solvency; effectiveness of governmental approvals; labor matters; environmental and other regulatory matters; and validity, priority and perfection of security interests in the Collateral.

Affirmative Covenants.  The New Senior Credit Facility contains customary affirmative covenants, including, without limitation, maintenance of corporate existence and rights; performance of obligations; delivery of consolidated financial statements and other information, including information required under the PATRIOT Act; delivery of notices of default, litigation, ERISA events and material adverse change; maintenance of properties in good working order; maintenance of satisfactory insurance; use of commercially reasonable efforts to maintain a rating of the First Lien Facilities by each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”); compliance with laws; inspection of books and properties; hedging arrangements satisfactory to the Agent; further assurances; maintenance of a corporate rating; and payment of taxes.

Negative Covenants.  The New Senior Credit Facility contains customary negative covenants, including, without limitation, limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments; limitations on prepayments, redemptions and repurchases of debt; limitations on liens and sale-leaseback transactions; limitations on loans and investments; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on changes in business conducted by the Company and its subsidiaries (and prohibition of Parent engaging in business activities or incurring liabilities (subject to certain exceptions)); limitations and restrictions on ability of subsidiaries to pay dividends or make distributions; limitations on amendments of debt and other material agreements; and limitations on capital expenditures, in each case, subject to certain exceptions.

Financial Covenants.  The New Senior Credit Facility contains the following financial covenants:  (a) maximum ratios of Consolidated Total Debt to Consolidated EBITDA; (b) maximum ratios of First Lien Debt to Consolidated EBITDA; and (c) minimum interest coverage ratios.

Events of Default.  The New Senior Credit Facility contains customary events of default (with customary grace periods), including, without limitation, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration; bankruptcy; material judgments; ERISA events; actual or asserted invalidity of guarantees, security documents or the intercreditor  agreement; a Change of Control (as defined in the New Senior Credit Facility); and the failure to refinance or repay the Existing Notes by March 31, 2008.

Employment Agreements.

General.  On December 11, 2006, WII Merger Corporation (“Merger Sub”) and WII Holding, Inc. (“Parent”), Merger Sub’s parent company, entered into employment agreements (each an “Employment Agreement”) with Messrs. John Fitzpatrick, as Chief Executive Officer (“CEO”), Dale Herbst, as Chief Financial Officer (“CFO”), and Joel Beyer, as Vice President of Operations-PrimeWood (each an “Employee”).  When each Employee entered into his applicable Employment Agreement, each Employee was employed by the principal operating subsidiary of the Company.  Pursuant to each Employment Agreement, upon consummation of the Merger, the Employees’ prior employment agreements were superceded and preempted.  On January 9, 2007, by operation of law upon consummation of the Merger, each Employment Agreement was assigned by Merger Sub to the Company.  Each Employment Agreement contains non-disclosure provisions and may be terminated, by either party, with or without cause.  Each Employment Agreement also provides that the applicable Employee, subject to his eligibility, be included in all employee benefit plans established by the Company.

Employment Agreement with John Fitzpatrick.  In addition to the terms noted above, Mr. Fitzpatrick’s Employment Agreement (i) provides for an initial annual base salary of $350,000 and an annual performance-based bonus of up to one-hundred thirty percent (130%) of his annual base salary for fiscal year 2007 and (ii) prohibits Mr. Fitzpatrick from competing with the Company during the term of his employment and for a period of two years thereafter.

Employment Agreement with Dale Herbst.  In addition to the terms noted above, Mr. Herbst’s Employment Agreement (i) provides for an initial annual base salary of $142,000 and an annual performance-based bonus of up to eighty percent (80%) of his annual base salary for fiscal year 2007 and (ii) prohibits Mr. Herbst from competing with the Company during the term of his employment and for a period of one year thereafter.

Employment Agreement with Joel Beyer.  In addition to the terms noted above, Mr. Beyer’s Employment Agreement (i) provides for an initial annual base salary of $140,000 and an annual performance-based bonus of up to seventy-five percent (75%) of his annual base salary for fiscal year 2007 and (ii) prohibits Mr. Beyer from competing with the Company during the term of his employment and for a period of one year thereafter.

Item 1.02:  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) under the heading “Employment Agreements” hereby is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report hereby is incorporated by reference.

Item 2.04:  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 5.01 of this Current Report hereby is incorporated by reference.

Under the terms of the Indenture, dated February 18, 2004 by the among the Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee (the “Indenture”), pursuant to which the Company’s Existing Notes (as defined in Item 1.01) were issued, the Merger (as defined in Item 5.01) constitutes a “Change of Control” under the definition thereof contained in Section 1.01 of the Indenture.  Following a Change of Control, Section 4.10 of the Indenture requires the Company to make an offer to purchase all of the outstanding Existing Notes for cash at 101% of the principal amount of the Existing Notes (plus accrued and unpaid interest to the date of purchase), upon the terms described in Indenture.

Item 5.01:  Changes in Control of the Registrant.

On January 5, 2007, the Company entered into an amended and restated version of the Agreement and Plan of Merger, dated as of  December 11, 2006, by and among the Company, Merger Sub, Parent, and Behrman Capital III L.P., solely in its capacity as the representative of the stockholders of the Company (as so amended and restated, the “Merger Agreement”), in order to modify certain of the closing calculations thereunder.  On January 9, 2007, the Company completed the merger of Merger Sub with and into the Company (the “Merger”) pursuant to the Merger Agreement, and Parent acquired 100% ownership of the Company, which was the surviving corporation in the Merger.  Parent is an entity affiliated with Olympus Growth Fund IV, L.P.  Prior to the Merger, the Company was controlled by entities affiliated with Behrman Capital III L.P.

The aggregate purchase price paid for all of the shares of the common stock and options to purchase shares of the common stock in the Merger was approximately $295,500,000, less indebtedness and certain expenses, and subject to customary adjustments. The aggregate purchase price and related fees and expenses were funded by new credit facilities and private offerings of debt and equity securities.

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)  Departure of Principal Directors or Principal Officers.

On January 9, 2007, pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each of Tom Perlmutter and Rodney Cohen resigned as members of the Board of Directors of the Company.

On January 9, 2007, pursuant to the terms of the Merger Agreement, upon consummation of the Merger, Tom Perlmutter resigned from his position as President of the Company.

(b)  Election of Directors.

On January 9, 2007, Robert Morris, Louis Mischianti, L. David Cardenas and Keith Heffernan were elected as members of the Board of Directors.  On January 10, 2007, John Fitzpatrick, was duly elected as a member of the Board of Directors.

(c)  Appointment of Principal Officers.

On January 9, 2007, the Company named John Fitzpatrick its President, in addition to his position as the Company’s CEO.  Mr. Fitzpatrick was already a “named executive officer” (as defined in Item 402(a)(3)of Regulation S-K) of the Company prior to assuming the duties of the Company’s President. The biographical information required under Item 401(b), (d) and (e) of Regulation S-K is included in Item 10 (Directors and Executive Officers) of Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 on file with the Securities and Exchange Commission.

The information set forth in Item 1.01 of this Current Report under the heading “Employment Agreements” hereby is incorporated by reference.

Item 5.03:  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 9, 2007, pursuant to the terms of the Merger Agreement, upon consummation of the Merger, the Certificate of Incorporation and Bylaws of Merger Sub became the Certificate of Incorporation and Bylaws of the Company (except the name of the Company remained WII Components, Inc.).  Merger Sub’s Certificate of Incorporation and Bylaws are filed herewith as Exhibits 5.1 and 5.2, respectively.

Item 8.01:  Other Events.

On January 10, 2007, WII Components, Inc. issued a press release announcing the completion of the Merger.  The full text of the press release is furnished as Exhibit 99.1 hereto.

Effective immediately, WII Components, Inc. is suspending all quarterly earnings calls.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

5.1	Certificate of Incorporation of WII Merger Corporation.

5.2	Bylaws of WII Merger Corporation.

99.1	WII Components, Inc. press release dated January 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WII COMPONENTS, INC.

Dated: January 16, 2007	By:	/s/ Dale Herbst
Dale Herbst,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Certificate of Incorporation of WII Merger Corporation.

5.2	Bylaws of WII Merger Corporation.

99.1	WII Components, Inc. press release dated January 10, 2007.